Exhibit 3.7
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NETWORK MULTI-FAMILY SECURITY CORPORATION
     NETWORK MULTI-FAMILY SECURITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
DOES HEREBY CERTIFY:
     FIRST: Pursuant to Section 141(f) of the Delaware General Corporation Law, the sole Director of NETWORK MULTI-FAMILY SECURITY CORPORATION duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The sole Director signed a consent in writing adopting said amendment on March 5th, 1987. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of this corporation be amended so that Article 4 thereof shall read as follows:
     4. The aggregate number of shares of stock which the Corporation shall have authority to issue is One Hundred Thousand (100,000) common shares having a par value of one cent ($.01) per share, amounting in the aggregate to One Thousand Dollars ($1,000.00).
     SECOND: That pursuant to Section 228(a) of the General Business Corporation Law of the State of Delaware, the sole shareholder entitled to vote on said amendment executed a Consent in Lieu of a Special Meeting of the Corporation adopting said amendment on March 5th, 1987.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: The manner in which such amendment affects a change in the stated capital, and the amount of stated capital as changed by such amendment, is as follows: The present holder of 2,700,000 common shares, par value $.01 per share will exchange its shares for 100,000 common shares of the par value of $.01 per share. Of the $27,000 stated capital presently held, the amount of $26,000 will be transferred to capital surplus and the remaining $1,000 will constitute stated capital.
Network / Cert
CORP5

     IN WITNESS WHEREOF, said NETWORK MULTI-FAMILY SECURITY CORPORATION has caused this Certificate to be signed by James R. Hull, its President and Michael R. Lanham, its Secretary, this 5th day of March, 1987, but to be effective as of July 3, 1986.

/s/ James R. Hull

James R. Hull, President

/s/ Michael R. Lanham

Michael R. Lanham, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     BE IT REMEMBERED that on this 5th day of March, 1987, personally came before me JAMES R. HULL, President of Network Multi-Family Security Corporation, party to the foregoing Certificate of Amendment, known to me personally to be such and duly acknowledged the said Certificate of Amendment to be his act and deed on behalf of the Corporation, that the the facts therein stated are true.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 5th day of march, 1987

/s/ Allison Garrett

Notary Public, State of Texas

My Commission Expires:	Allison Garrett

9/19/89	(Printed or Typed Name of Notary)
Network/Cert
CORP5

RESTATED CERTIFICATE OF INCORPORATION
OF
NETWORK MULTI-FAMILY SECURITY CORPORATION
Under Sections 245 & 242
of the
Delaware General Corporation Law
     We, JAMES R. HULL, President and MICHAEL R. LANHAM, Secretary, of NETWORK MULTI-FAMILY SECURITY CORPORATION, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:
     First: That the name of the corporation is Network Multi-Family Security Corporation, formerly known as Network Security Multi-Family, Inc.
     Second: That the Certificate of incorporation of the corporation was filed by the Secretary of State, Dover, Delaware, on the 11th day of July, 1985.
     Third: The amendments to the Certificate of Incorporation effected by this certificate are as follows:
     (a) To increase the number of authorized shares of the corporation.
     (b) To authorize a class of preferred stock.
     (c) To provide for indemnification of the officers, directors, employees and agents of the corporation.
     (d) To provide for a limitation of the liability of directors-to the corporation and its stockholders in certain circumstances.
     Fourth: The amendments and the restatement of the Certificate of Incorporation have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of the holders of all outstanding shares entitled to vote.
     Fifth: That the text of the Certificate of Incorporation of Network Multi-Family Security Corporation, as amended, is hereby stated as further amended by this certificate, to read in full, as follows:

CERTIFICATE OF INCORPORATION
OF
NETWORK MULTI-FAMILY SECURITY CORPORATION
     1. The name of the corporation is:
     NETWORK MULTI-FAMILY SECURITY CORPORATION
     2. The address of its registered office in the State of Delaware is Corporation Trust Center No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.
     3. The nature of the business or purposes to be conducted or promoted is:
     To engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.
     4. The aggregate number of shares of stock which the corporation shall have the authority to issue is Twenty Five Million (25,000,000) shares, divided into:
     (a) One class of Twenty Million (20,000,000) Common Shares with a par value of one cent ($.01) per share; and
     (b) One class of Five Million (5,000,000) Preferred Shares with a par value of one cent ($.01) per share.
     The class of Preferred Shares may be divided into and issued in series, the designations and powers, preferences and rights and the qualifications, limitations or restrictions of which shall be fixed by resolution of the Board of Directors of the corporation.
     5. The corporation is to have perpetual existence.
     6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.
     7. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.
     8. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the

State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.
     9. The corporation may indemnify all persons for whom indemnification is permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, to the fullest extent permissible and may purchase such indemnification insurance as the Board of Directors from time to time shall determine.
     10. No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision shall not eliminate or limit the liability of a director:
     (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders;
     (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     (c) under Section 174 of the General Corporation Law of the State of Delaware, as amended from time to time, which Section 174 addresses liability of directors for an unlawful dividend payment or an unlawful stock purchase or redemption; or
     (d) for any transaction from which the director derived an improper personal benefit.
     11. The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of the corporation to be hereunto affixed this 2nd day of July, 1986.

/s/ James R. Hull

James R. Hull, President
ATTEST:

/s/ Michael R. Lanham
Michael R. Lanham, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     Be it remembered that on this 2nd day of July, 1986, personally came before me, JAMES R. HULL, President of Network Multi-Family Security Corporation, party to the foregoing certificate known to me personally to be such, and duly acknowledged the said certificate to be his act and deed on behalf of the Corporation, and that the facts therein stated are true.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 2nd day of July, 1986.

/S/ Lyla R. Hines

Notary Public, State of Texas

My Commission Expires:

(Printed or Typed Name of Notary)

[SEAL]

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

     Network Security Multifamily, Inc.
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of Network Security Multifamily, Inc.
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “I” so that, as amended said Article shall be and read as follows:
“The name of the corporation is NETWORK MULTI-FAMILY SECURITY CORPORATION.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said Network Security Multifamily, Inc.
has caused this certificate to be signed by James R. Hull its President, and Michael R. Lanham, its Secretary, this 1st day of May, 1986.

BY:	/s/ James R. Hull

President

ATTEST:	/s/ Michael R. Lanham

Secretary

Received for Record
July 11th, A. D. 1985.
Leo J. Dugan, Jr., Recorder.

STATE OF DELAWARE	:
	:	SS.:
NEW CASTLE COUNTY	:
     Recorded in the Recorder’s Office at Wilmington, Vol.             Page             &c., the 11th day of July, A. D. 1985.
     Witness my hand and official seal.
Leo J. Dugan, Jr.
Recorder.
[SEAL]

CERTIFICATE OF INCORPORATION
OF
NETWORK SECURITY MULTIFAMILY, INC.
—OOOOO—
          1. The name of the corporation is NETWORK SECURITY MULTIFAMILY, INC.
          2. The address of its registered office in the State of Delaware, is Corporation Trust Center No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.
          3. The nature of the business or purposes to be conducted or promoted is:
          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Thousand (100,000} and the par value of each of such shares is One Cent ($0.01) amounting in the aggregate to One Thousand Dollars ($1,000.00).
          5. The name and mailing address of each incorporator in as follows:

NAME	MAILING ADDRESS
D. A. Hampton	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. M. Fraticelli	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. J. Eppard	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
          6. The corporation is to have perpetual existence.
          7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
          To make, alter or repeal the By-Laws of the corporation.
          8. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.
          Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.
          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter

2

prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of July, 1985.

D. A. Hampton

D. A. Hampton

S. M. Fraticelli

S. M. Fraticelli

S. J. Eppard

S. J. Eppard

3

CERTIFICATE OF INCORPORATION
OF
NETWORK SECURITY MULTIFAMILY, INC.
* * * * *
          1. The name of the corporation is NETWORK SECURITY MULTIFAMILY, INC.
          2. The address of its registered office in the State of Delaware is Corporation Trust Center No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.
          3. The nature of the business or purposes to be conducted or promoted is:
          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Thousand (100,000) and the par value of each of such shares is One Cent ($0.01) amounting in the aggregate to One Thousand Dollars ($1,000.00).
     5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

D. A. Hampton	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. M. Fraticelli	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. J. Eppard	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
          6. The corporation is to have perpetual existence.
          7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the By-Laws of the corporation.
          8. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.
          Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.
          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the

State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of July, 1985.

D. A. Hampton

D. A. Hampton

S. M. Fraticelli

S. M. Fraticelli

S. J. Eppard

S. J. Eppard